                             JENKON INTERNATIONAL, INC.
                           7600 NE 41st Street, Suite 350
                                Vancouver, WA 98662

                                              August  25, 1999

Multimedia K.I.D. - Intelligence in Education, Ltd.
23 Halutzat Hapardesanut Street
Petach Tikva 49221

     ISRAEL

The Shareholders of Multimedia K.I.D. - Intelligence in Education, Ltd. c/o Multimedia K.I.D. - Intelligence in Education, Ltd.
23 Halutzat Hapardesanut Street
Petach Tikva 49221
ISRAEL

     Re:  Acquisition

Gentlemen:

Jenkon International, Inc., a Delaware corporation ("JNKN"), understands that the shareholders listed in Schedule "A" ("Shareholders") to this letter of intent ("Letter of Intent") own not less than 100 % of the outstanding capital stock of Multimedia K.I.D. - Intelligence in Education, Ltd., an Israeli corporation ("Multimedia K.I.D." or "MKID"). JNKN hereby proposes to acquire all of the outstanding shares of Multimedia K.I.D. (the "MKID Share(s)"), in a reorganization transaction ("Transaction") within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986 (of the United States), as amended (the "Code"), in which MKID shall become a wholly-owned subsidiary of JNKN. The Transaction may call for the creation of a new holding company under Section 253 of the Delaware General Corporation Law to the extent that such holding company can be created without registration under the Securities Act of 1933 or the Securities Exchange Act of 1934. The purpose of this letter of intent ("Letter of Intent") is to confirm the intentions and understandings of the parties hereto with respect to the Transaction upon the following terms and subject to the following conditions:

1. THE TRANSACTION. JNKN will acquire all of the issued and outstanding stock of Multimedia K.I.D. in exchange for stock in JNKN as hereinafter set forth. Immediately upon the Merger, JNKN will change its name to Multimedia K.I.D. or a derivative thereof. It is intended that the Transaction shall constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and that the Reorganization Agreement (the "Reorganization Agreement") shall constitute a "plan of reorganization" under the Code.

2.   TRANSACTION CONSIDERATION AND CERTAIN EXCHANGES.

     (a) The consideration to be paid by JNKN for all of the issued and outstanding stock of Multimedia K.I.D. (the "Purchase Price") shall be
          (i) 840,000 shares of Common Stock of JNKN, par value $.001 per share (each a "Common Share" and collectively, "Common Stock"), (ii) 1,208,000 shares of Series B Redeemable Preferred Stock of JNKN, par value $.001 per share ("Series B Preferred Stock") and (iii) 1,208,000 shares of Series C Redeemable Preferred Stock of JNKN, par value $.001 per share ("Series C Preferred Stock" and collectively with the Series B Preferred Stock, the "Preferred Stock"). The sum of the number of shares of Common Stock issued at the closing of the Transaction (the "Closing"), plus the maximum number of shares issuable on conversion of the Preferred Stock shall be 25,000,000, which is not less than 79% of the total number of JNKN Common Shares which shall be issued and outstanding Common Shares on a fully-diluted basis immediately prior to the Closing (exclusive of shares issued or to be issued upon conversion of the convertible debt described in Section 8 of this Letter of Intent). For the purposes of calculating fully diluted shares under this Letter of Intent, the Preferred Stock shall be taken into account as 24,160,000 Common Shares. The terms of the Series B and Series C Preferred Stock shall be as described in this Letter of Intent and in Exhibit 1 attached hereto. Promptly following the execution of this Letter of Intent, JNKN shall cause a Certificate of Designation setting for the rights preferences and privileges of each of the Series B and Series C Preferred Stock to be filed with the Delaware Secretary of State (the "Certificates of Designation").

     (b) The Certificates of Designation shall set forth milestones based on financial performance which shall govern the convertibility of the Preferred Stock. In no event shall the Preferred Stock be convertible if the stockholders of JNKN have not approved such conversion ("Stockholder Approval"). Once Stockholder Approval is obtained, the outstanding Preferred Stock shall have the right to vote on all shareholder matters with the Common Stock as a single class on an as-converted basis. Upon Stockholder Approval, the Preferred Stock shall convert automatically as and when relevant milestones set forth in the Certificates of Determination have been achieved. In no event shall more than 24,160,000 shares of Common Stock be issuable upon conversion of all of the Preferred Stock. If Stockholder Approval has not been obtained by February 28, 2000, or such later date as holders of a majority of the Preferred Stock shall agree, then all of the Preferred Stock shall be from time to time redeemable at the option of the holders thereof whether or not any milestones set forth in the Certificates of Designation have been met. The redemption price shall be $10 per share of Preferred Stock, subject to adjustment upon customary events specified in the Certificates of Determination (e.g. stock splits, stock dividends and other such events).

     (c) Upon Stockholder Approval and satisfaction of any financial milestones set forth in the Certificate of Designation, each share of Series B Preferred Stock shall be automatically converted into 10 shares of Common Stock. Once Stockholder Approval has been obtained, none of the Series C Preferred Stock shall have any rights, preferences or privileges whatsoever (other than voting rights) unless and until the first calendar year (or part of a calendar year) in which revenues of MKID (exclusive of JNKN revenues) are not less than $1,700,000 at which time the Series C Preferred Stock shall have identical rights, preferences and privileges to the Series B Preferred Stock. In the event that such annual revenue target is not achieved by December 31, 2001, each and every share of Series C Preferred Stock shall be automatically cancelled with no further action on the part of the holders thereof or JNKN.

     (d) There are currently issued and outstanding on a fully diluted basis approximately 5,400,000 shares of JNKN Common Stock. The Common Stock of JNKN is currently traded on the Nasdaq Small Cap Market, and, except for (i) warrants to purchase up to 150,000 shares of Common Stock issued the underwriters of JNKN's initial public offering in 1998, (ii) warrants to purchase up to 117,321 shares of Common Stock issued in connection with a 1998 private placement, (iii) warrants to purchase an aggregate of 161,760 shares issued in connection with a 1996 private placement, and (iv) approximately 550,000 shares issuable upon exercise of options granted under JNKN's Stock Option Plan, there are no options, warrants or different classes of JNKN capital stock currently outstanding.

3.   LOCK-UP.

     (a) Multimedia K.I.D. acknowledges that prior to the execution of a Reorganization Agreement, JNKN will be expending substantial time, effort and money to complete its due diligence of Multimedia K.I.D., and to negotiate a Reorganization Agreement. Multimedia K.I.D. hereby agrees that, from the date hereof and until the earlier of (A) September 30, 1999 or such later date as the parties may agree in writing (the "Termination Date") or (B) the Closing, Multimedia
          K.I.D. shall not, directly or indirectly through an agent or representative, solicit, initiate or participate in discussions or transactions with, or encourage or provide any information to, any person, entity or group (other than JNKN and its designees and agents) concerning the acquisition (whether by asset acquisition, stock purchase, merger or otherwise) of Multimedia K.I.D. as a going concern or of any significant portion of Multimedia K.I.D.'s business or assets.

     (b) JNKN acknowledges that prior to the execution of a Reorganization Agreement , MKID will be expending substantial time, effort and money to complete its due diligence of JNKN, and to negotiate a Reorganization Agreement. JNKN agrees that, from the date hereof and until the earlier of (A) the Termination Date or (B) the Closing, JNKN shall not, directly or indirectly through an agent or representative, solicit, initiate or participate in discussions or transactions with, or encourage or provide any information to, any person, entity or group (other than Multimedia K.I.D. and its designees and agents) concerning the acquisition (whether by asset acquisition, stock purchase, merger or otherwise) of any company as a going concern or of any significant portion of any such business or assets.

4.   CERTAIN OTHER UNDERSTANDINGS.

     (a) It is contemplated that David Rubner shall agree to become non-executive chairman of JNKN promptly after the date, if any, on which JNKN stockholders approve the conversion of the Preferred Stock, or at such other time as Mr. Rubner and JNKN shall mutually agree.

     (b) JNKN agrees to use its best reasonable efforts both prior to and after the Closing to cause the cancellation of the personal guaranties which have been issued to bank lenders in respect of Multimedia K.I.D. indebtedness.

     (c)  The Closing will occur no later than December 1, 1999.

5.   NEGOTIATION OF FINAL DOCUMENTATION; DUE DILIGENCE; SHAREHOLDER VOTE.

     (a) JNKN and Multimedia K.I.D. will negotiate in good faith, and will use their best efforts to negotiate a mutually acceptable Reorganization Agreement to be executed and delivered as soon as reasonably practicable after the date of this Letter of Intent, but in no event later than the Termination Date. The Reorganization Agreement shall contain, in addition to the terms set forth herein, normal and customary terms, conditions, covenants, agreements, representations, warranties, indemnities and schedules for a transaction of this kind and consistent with the terms of this Letter of Intent, including, without limitation, representations and warranties as to (i) the business, financial condition and capitalization of Multimedia K.I.D. and JNKN, (ii) absence of any material change in Multimedia K.I.D.'s or JNKN's business, financial condition and capitalization as of the date hereof, (iii) environmental liability, (iv) ERISA; and, (v) the tax status of Multimedia K.I.D. and JNKN, and such other documentation necessary to consummate the transactions contemplated hereby. Notwithstanding the foregoing, it is acknowledged that JNKN is in a negative cash flow position and that changes in its business associated with such business decline shall not be considered material for the purposes of this Section. No representations and warranties shall survive the closing.

     (b) Full cooperation shall be given JNKN and Multimedia K.I.D. and their respective representatives and advisors in their due diligence efforts, including making available such records and personnel as may be reasonably requested by such parties. Such due diligence will also include JNKN conducting a feasibility study of Multimedia K.I.D.'s competitiveness in its industry and the preparation of a fairness opinion. Full cooperation will be given by all parties in structuring the due diligence process in such a manner as will minimize the number of individuals participating in due diligence activities so as to reduce the risk of premature public disclosure. The parties shall enter into a confidentiality agreement for the confidential treatment of the information exchanged during the due diligence process (the "Confidentiality Agreement").

6.   REGISTRATION RIGHTS.

     (a) Promptly after the Closing, JNKN will at its expense file a registration statement for the public sale by the former shareholders of Multimedia K.I.D. of not less than 6,600,000 shares of JNKN Common Stock to be issued at the Closing or issuable upon conversion of Preferred Stock. The allocation of such registration rights shall be determined in the sole discretion of the Board of Directors (or equivalent governing body) of Multimedia K.I.D.

     (b) JNKN will grant to the shareholders of Multimedia K.I.D. piggyback registration rights and demand registration rights on the Common Shares (including any Common Shares issuable on conversion of Preferred Stock) which are not required to be registered at the Closing. JNKN will use its best reasonable efforts to keep effective for three years each registration statement which is filed pursuant to any such demand. The shareholders who may effectuate a demand will be identified by Multimedia K.I.D. prior to Closing; provided, however, that in the event the demand rights are exercisable in any manner other than pro rata based on the number of shares owned, Multimedia K.I.D. will obtain the consent of all of its shareholders to any disproportionate allocation of demand rights. The demand registration rights shall be exercisable at any time within 180 days following the Closing.

     (c) Piggyback rights will be exercisable commencing one year after the Closing.

     (d) Notwithstanding any registration of their shares as aforesaid, Multimedia K.I.D. shareholders will agree to a lock-up of their Common Shares and Preferred Shares (but not the 6,600,000 shares referred to under (a)) for 12 months except (i) for sales permitted by a majority of the disinterested members of Board of JNKN, (ii) at any time after the Closing sales price of the common stock of JNKN has been at least $6 for 20 consecutive trading days, or (iii) at any time after JNKN has completed any public offering of its Common Stock for cash other than upon the exercise of presently existing option or warrants or the financing transaction contemplated by Section 8 of this Letter of Intent. Any release from the lock-up provisions described above must be made pro rata among all locked-up stockholders.

7. CLOSING CONDITIONS. The consummation of the transactions contemplated hereby and covered by the Reorganization Agreement shall be subject to customary terms and closing conditions, including, without limitation, the following:

     (a) If required by applicable law or the rules and regulations of the Nasdaq Stock Market, the approval of the definitive Reorganization Agreement and the transactions contemplated hereby and thereby by the stockholders of JNKN;

     (b) Satisfactory completion of legal and financial due diligence by JNKN, its representatives, advisors and agents with respect to Multimedia K.I.D.;

     (c) The completion by JNKN and their accountants of a satisfactory review of Multimedia K.I.D.'s audited financial statements for the past two fiscal years and of Multimedia K.I.D.'s interim financial statements for the period subsequent to the most recent annual audit and ending one month prior to the consummation of the Merger. The historical audited financial statements must, in the opinion of the accountants for JNKN, be suitable or readily adaptable for incorporation in the registration statements, prospectuses and annual reports to be filed by JNKN with the Securities and Exchange Commission under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended;

     (d) Receipt of all requisite approvals by government agencies and authorities and of all consents and approvals of third parties as may be required for the consummation of the Transaction;

     (e) The documentation relating to the Transactions contemplated hereby shall be reasonably satisfactory to the parties hereto;

     (f) Neither Multimedia K.I.D. nor JNKN shall be a party to any litigation that would likely have a material adverse effect on Multimedia K.I.D., JNKN or the proposed business, other than pending or threatened litigation currently disclosed in JNKN's filings with the Securities and Exchange Commission;

     (g) Pessie Goldenberg shall have entered into an employment agreement with JNKN on terms acceptable to such parties;

     (h) JNKN's current operation will be placed into a wholly owned subsidiary and that subsidiary will enter into employment agreements with certain key employees on terms acceptable to such parties;

     (i) Satisfactory completion of legal and financial due diligence by Multimedia K.I.D., its representatives, advisors and agents; and

     (j) The shares of JNKN shall, at the Closing, continue to be listed on the NASDAQ Small Cap Market and no inquiry or proceeding by NASDAQ shall then be in progress for the possible delisting such shares; provided, however, that absent actual delisting, notice from the Nasdaq Stock Market regarding the Company's possible delisting due to failure to have two independent directors shall not, in itself, be deemed to be a violation of this condition of Closing.

8. FINANCING. It shall be another condition to the Closing that JNKN shall have raised $4,000,000 (after deducting commissions at 10.0% of the amount raised) in unsecured convertible debt that shall be automatically convertible into Common Stock at a rate of $1.25 per share upon Stockholder Approval. Such unsecured convertible debt shall take the form of promissory notes having terms (but not necessarily the form) of the form of promissory note attached hereto as Exhibit 2. A registration statement for the shares issuable on conversion will be filed not later than 15 days before the meeting at which JNKN stockholders will be asked to approve conversion of the Preferred Stock, provided that sale of the shares will in any event be restricted by a six-month lock-up. The proceeds of this financing will be allocated $2 million to JNKN's Multimedia K.I.D. subsidiary and $2 million to JNKN's other operations. The parties hereto agree that (i) the $2 million allocated to JNKN's other operations will not be utilized for the repayment of indebtedness or other obligations of Multimedia K.I.D. or for any purposes other than the operation of JNKN's business., and (ii) the $2 million allocated to Multimedia K.I.D.'s operations will not be utilized for the repayment of indebtedness or other obligations of JNKN and that such proceeds will be applied substantially as described in Exhibit 3 attached hereto.

9. PUBLIC DISCLOSURE. Each party agrees that it will not release or issue any reports, statements, announcements, or releases pertaining to this Letter of Intent or the implementation thereof without the prior written consent of the other parties, except where otherwise required by law.

10.  MISCELLANEOUS.

     (a)  This Letter of Intent is not binding, except that the provisions of
          Section 3, 5 and 10 shall be binding.

     (b) This Letter of Intent shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal and state courts located within New York County, and courts with appellate jurisdiction therefrom, in connection with any matter based upon or arising out of this Letter of Intent or the matters contemplated herein.

     (c) If the Transaction is not completed, each party hereto shall pay its own expenses incident to this Letter of Intent, and negotiation and preparation of the Reorganization Agreement and the other documents and instruments referred to herein and therein and the transaction contemplated hereby and thereby.

                         Very truly yours,

                         JENKON INTERNATIONAL, INC.

                         By:
                            -----------------------------

                               Name:  David Edwards

                               Title:  President and Chief Executive Officer

AGREED AND ACCEPTED:

MULTIMEDIA K.I.D. - INTELLIGENCE IN EDUCATION, LTD.

By:
   ------------------------------

     Name:

     Title:

I consent to serve as non-executive chairman of Jenkon International, Inc., upon (i) completion of its acquisition of Multimedia K.I.D.,Ltd. and (ii) approval by the stockholders of Jenkon International, Inc. of the grant of voting rights to the Series B and Series C Preferred Stock to be issued to Multimedia K.I.D., Ltd. stockholders in connection with the proposed acquisition.


------------------------------
David Rubner

SHAREHOLDERS:


--------------------------              -----------------------------
 Laura Huberfeld                        Irwin Katsoff



--------------------------
 Naomi Bodner


--------------------------              -----------------------------
 Zehava Rubner                          Pessie Goldenberg


--------------------------              -----------------------------
 Rita Folger                            Dror Watenstein


--------------------------              -----------------------------
 Malca Sand                             Yehuda Lazkron

                                     EXHIBIT 1

                               PREFERRED STOCK TERMS

The Certificates of Designation shall provide for the creation of two Series of Preferred Stock: (i) 1,208,000 shares of Series B Non-Voting Redeemable Preferred Stock and (ii) 1,208,000 shares of Series C Non-Voting Redeemable Preferred Stock. The shares of Preferred Stock shall have the rights, preferences and privileges described in the Letter of Intent and as described below. In the event of a conflict between the terms and provisions of this
Exhibit 1 and the Letter of Intent, the terms of the Letter of Intent shall govern:

1.     GENERAL.   Except as set forth in the Certificates of Designation, the rights, preferences and privileges of the Series B and Series C Preferred Stock shall be identical.

2. CONVERSION; CANCELLATION. No shares of Preferred Stock shall be convertible into Common Stock unless and until the stockholders of JNKN have approved such conversion ("Stockholder Approval").

       (a) Series B Preferred Stock. Once Stockholder Approval has been obtained, each issued and outstanding share of Series B Preferred Stock shall be convertible into the number of shares of JNKN Common Stock calculated in accordance with Section 2(c) below.

       (b) Series C Preferred Stock. Once Stockholder Approval has been obtained, none of the Series C Preferred Stock shall have any rights, preferences or privileges whatsoever other than the voting rights described in Section 7 below, unless and until the first calendar year (or part of a calendar year) in which revenues of Multimedia KID (exclusive of JNKN revenues) are not less than $1,700,000 at which time the Series C Preferred Stock shall either (i) have identical rights, preferences and privileges to the Series B Preferred Stock or, (ii) if no shares of Series B Preferred Stock remain outstanding at such time, automatically convert into Common Stock in accordance with Section 2(c) below. In the event that such annual revenue target is not achieved by December 31, 2001, each and every share of Series C Preferred Stock shall be automatically canceled with no further action on the part of the holders thereof or JNKN.

       (c) Subject to the provisions of Section 2(a) and (b) above, each share of Series B and Series C Preferred Stock shall be convertible into the lesser of (i) 10 shares of JNKN Common Stock or (ii) the number of shares of JNKN Common Stock to be determined based on financial performance criteria to be agreed to by JNKN and Multimedia K.I.D. prior to the execution of the Definitive Agreement.

3.     REDEMPTION RIGHTS.

       (a) Upon the occurrence of a "redemption event" (as defined below), all of the Preferred Stock shall be from time to time redeemable at the option of the holders thereof whether or not any milestones set forth in the Certificates of Designation have been met. The redemption price per share shall be $10 which shall increase at annual rate of 15% from and after March 1, 2000. The redemption price shall be payable to a holder of Preferred Stock within five business days after written demand for redemption is made by such holder.

       (b) For purposes hereof, a "redemption event" shall have occurred and be continuing:

                            (i) Stockholder Approval has not been obtained on or prior to February 28, 2000, or such later date as holders of a majority of the Preferred Stock shall agree,

                            (ii) A receiver, liquidator or trustee of JNKN or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 15 days; or JNKN shall be adjudicated bankrupt or insolvent; or a substantial part of the property of JNKN shall be sequestered by court order and such order shall remain in effect for more than 15 days; or a petition to reorganize JNKN under any bankruptcy, reorganization or insolvency law shall be filed against JNKN and shall not be dismissed within 45 days after such filing.

                            (iii) JNKN shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

                            (iv) JNKN shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of JNKN, or of all or any substantial part of its properties.

4. DIVIDEND. For so long as any shares of Preferred Stock are issued and outstanding, JNKN may not, without the prior written consent of holders of at least a majority of the then-outstanding Preferred Stock, pay any dividend on the Common Stock or any class or series of stock having rights, preferences or privileges junior or equal to those of the Preferred Stock.

5. PREFERENCE ON LIQUIDATION. Subject to the provisions of Section 2, in the event of any liquidation, dissolution or winding up of JNKN, either voluntary or involuntary (a "Liquidation Event"), which occurs prior to the date of Stockholder Approval, after setting apart or paying in full the preferential amounts due to holders of any shares of Preferred Stock having a liquidation preference senior to the Preferred Stock, each share of Preferred Stock shall receive a liquidation preference equal to $10.00 per share. Subject to the provisions of Section 2, in the event of a Liquidation Event occurring after the date of Stockholder Approval, any outstanding shares of Preferred Stock shall participate equally on an as-converted basis with the holders of JNKN Common Stock. For purposes of this Section 5, neither the consolidation nor merger of JNKN nor the sale, lease or transfer by JNKN of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of JNKN.

6. ADJUSTMENTS. If any capital reorganization or reclassification of the common stock, or consolidation, or merger of JNKN with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The Holder of the Preferred Stock shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of common stock of JNKN immediately theretofore receivable with respect to the Preferred, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such common stock immediately theretofore receivable with respect to the Preferred (assuming the Preferred were then convertible). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

7. VOTING RIGHTS. Holders of Series B Preferred Stock and Series C Preferred Stock shall have no voting rights unless and until Stockholder Approval has been obtained at which time each outstanding share shall be entitled to vote with the Common Stock as a single class on an as-converted basis. Except as otherwise required by applicable law, holders of Preferred Stock shall not be entitled to any voting rights.

8. NO SENIOR SHARES. Without the consent of holders of a majority in interest of Preferred Stock, JNKN shall not create any class of equity security which is senior to or on parity with the Preferred Stock in liquidation rights.

9. AMENDMENTS TO PREFERRED STOCK RIGHTS. The rights, preferences and privileges of the Series B and Series C Preferred Stock may not be changed, altered or amended without the prior consent of holders of a majority of the affected Series as well as holders of at least 85% of the outstanding Common Stock.

Exhibit 2

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO JENKON INTERNATIONAL, INC. THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                 CONVERTIBLE NOTE

                                    (the "Note")

                             JENKON INTERNATIONAL, INC.

Principal Sum: $____________________

Holder: ___________________________

JENKON INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), hereby promises to pay the Principal Sum set forth above (the "Principal Sum") to the order of the above-referenced holder (the "Holder") on or before March 1, 2000. This Note shall accrue interest at the rate of twelve percent (12%) per annum from and after January 1, 2000. Accrued interest shall be payable on February 1, 2000 and on the first day of each calendar quarter thereafter commencing April 1, 2000 and at maturity or on conversion (each, an "interest payment date"). Interest shall be computed on the basis of a 360-day year.

1. ISSUANCE. This Note is being issued pursuant to the terms of a Note Purchase Agreement between the Corporation and the Holder (the "Subscription Agreement") which contains, among other things, certain representations by the Holder as to Holder's sophistication as an investor. In addition, the Subscription Agreement contains certain covenants of the Corporation relating to the registration of the Common Stock into which this Note may be converted under the Securities Act of 1933, as amended (the "Act").

2.     CONVERSION.

              (a) On the Shareholder Approval Date (as hereinafter defined), the outstanding principal balance of this Note shall automatically be converted into shares of common stock, $0.001 par value, of the Corporation ("Common Stock") at a conversion price of $1.25 per share.

              (b) Simultaneously with the issuance of this Note, the Corporation shall reserve for issuance on conversion of this Note the total number shares of Common Stock issuable upon conversion of this Note (as such number may be adjusted from time to time in accordance with (c) below, the "Conversion Shares"). The Corporation shall use its best reasonable efforts promptly to list on the Nasdaq SmallCap Market, all of the Conversion Shares.

              (c) If any capital reorganization or reclassification of the Common Stock, stock split, reverse stock split, stock combination, or consolidation or merger of the Corporation with or into another corporation, or distribution of the proceeds of any sale or conveyance of all or substantially all of its assets to another corporation (a "Capital

              Event") shall be effected, then, as a condition precedent of such Capital Event, the following provision shall be made: The Holder of the Note shall, from and after the date of such Capital Event sale have the right to receive upon conversion (in lieu of the shares of Common Stock of the Corporation immediately theretofore issuable upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable upon conversion of the Note (regardless of whether the Note was actually convertible at such time). In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of the Note.

              (d) The Corporation covenants to call a meeting of stockholders to be held on or before February 28, 2000 to, among other things, approve the issuance of the Conversion Shares and such other shares of Common Stock as may be issuable upon conversion of certain other notes of the same tenor (collectively, the "JNKN Notes"). The Board of Directors of the Corporation will recommend that the stockholders of the Corporation vote in favor of such approval. The date on which such approval is obtained is referred to herein as the "Stockholder Approval Date."

3. ISSUANCE OF CONVERSION SHARES. The Corporation covenants and agrees that all Conversion Shares will, upon conversion of the JNKN Notes and issuance in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable.

4.     EVENTS OF DEFAULT AND ACCELERATION OF THE NOTE.

              (a) An "event of default" with respect to this Note shall exist if any of the following shall occur:

                     (i) The Corporation shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for fifteen (15) days after written notice thereof to the Corporation by any Holder of JNKN Notes.

                     (ii) A receiver, liquidator or trustee of the Corporation or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than fifteen (15) days; or the Corporation shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than fifteen
                     (15) days; or a petition to reorganize the Corporation under any bankruptcy, reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within forty-five (45) days after such filing.

                     (iii) The Corporation shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

                     (iv) The Corporation shall make an assignment for the benefit of its creditors, or consent to the appointment of a receiver, trustee or liquidator of the Corporation, or of all or any substantial part of its properties.

       (b) If an event of default referred to in clause (i) shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Corporation, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the Holder shall have all such rights and remedies provided for under the terms of this Note and the Subscription Agreement. If an event of default referred to in clauses (ii), (iii) or
       (iv) shall occur, the principal amount of this Note, together with all interest accrued thereon, shall become immediately due and payable and the Holder shall have all such rights and remedies, if any, provided for under the terms of this Note and the Subscription Agreement.

5.     MISCELLANEOUS.

       (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Corporation in accordance with this Section, or (b) if to the Corporation, to it at its headquarters office, or to such other address as the Corporation shall furnish to the Holder in accordance with this Section.

       (b) This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

       (c) The Corporation waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

       (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

       (e) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

       (f) Upon the occurrence of an uncured event of default, the Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

       (g) In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the date set forth below

Dated:
       ----------------------

JENKON INTERNATIONAL, INC.

By:
      ----------------------------------------------------
      David Edwards, President and Chief Executive Officer

                                     Exhibit 3

               Uses of Multimedia K.I.D. Portion of Offering Proceeds

The $2 million allocated to Multimedia K.I.D.'s business shall be used and allocated as follows, in order of priority of use, to the extent that such payments will not cause Multimedia K.I.D. to breach or be in default of any covenant or agreement to which it is a party at such time:

(1)    To repay $650,000 of indebtedness owed to Pessie Goldenberg;

(2) To repay indebtedness for which officers and shareholders of Multimedia K.I.D. are guarantors or are contingently liable; and

(3)    For working capital for the business of Multimedia K.I.D.



                                       14